Exhibit 99

BUNKER HILL APPOINTS DAVID WIENS AS
CHIEF FINANCIAL OFFICER & CORPORATE SECRETARY

TORONTO, CANADA, January 12, 2021 – Bunker Hill Mining Corp (the “Company”) (CSE: BNKR) is pleased to announce the appointment of David Wiens as Chief Financial Officer & Corporate Secretary, effective immediately. Mr. Wiens will take over from Wayne Parsons, who is remaining on the Board as Non-Executive Director, also effective immediately.

Mr. Wiens is an experienced mining executive with over 17 years’ experience in corporate finance, financial planning & analysis (“FP&A”),, treasury and investor relations. Mr. Wiens spent the last eight years with Americas-focused precious metals companies, including over six years at SSR Mining Inc. where he was part of a team that transformed the company from a single asset silver producer with limited mine life to a diversified long-life precious metals company, while meeting production and cost guidance seven years in a row. As Director, Corporate Finance, he led a number of functions including corporate finance, FP&A, treasury, investor relations, concentrate marketing and gold dore sales. SSR Mining Inc. completed a $5 billion merger with Alacer Gold Corp. in September 2020. Most recently, Mr. Wiens was the Vice President, Corporate Finance & Treasury at Great Panther Mining Limited where he delivered several non-dilutive financings and led a team responsible for corporate development, corporate finance, FP&A, treasury, concentrate marketing, and gold dore sales. Prior to his corporate roles, he was an investment banker at a number of financial institutions, including Deutsche Bank AG in London, United Kingdom. Mr. Wiens earned his Bachelor of Commerce with a Finance specialization at the University of British Columbia in Canada, is a CFA® Charterholder, and is completing the CPA designation.

Sam Ash CEO of Bunker Mining commented: “I am pleased to welcome David to the team, which marks a key milestone for Bunker Hill. His corporate finance and capital markets experience add an essential strategic capability to our executive team as we move closer to our goal of restarting the Bunker Hill mine. I would also like to thank Wayne for his invaluable contributions, advice and leadership as our CFO during the early and critical phases of our Company’s transformation. He remains as a hugely significant member of the Company’s leadership team.”

Mr. Wiens commented: “I am thrilled at the opportunity to help build this company alongside such an accomplished and capable executive team led by Sam Ash. The historical Bunker Hill mine has significant potential and I look forward to playing my part in growing the company around this exciting cornerstone asset.”

About Bunker Hill Mining Corp.

Bunker Hill Mining Corp. has an option to acquire 100% of all saleable assets at the Bunker Hill Mine. Information about the Company is available on its website, www.bunkerhillmining.com, or within the SEDAR and EDGAR databases.

For additional information contact:

Sam Ash, President and Chief Executive Officer

+1 208 786 6999

sa@bunkerhillmining.com

Cautionary Statements

Certain statements in this news release are forward-looking and involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, as well as within the meaning of the phrase ‘forward-looking information’ in the Canadian Securities Administrators’ National Instrument 51-102 – Continuous Disclosure Obligations. Forward-looking statements are not comprised of historical facts. Forward-looking statements include estimates and statements that describe the Company’s future plans, objectives or goals, including words to the effect that the Company or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as “believes”, “anticipates”, “expects”, “estimates”, “may”, “could”, “would”, “will”, or “plan”. Since forward-looking statements are based on assumptions and address future events and conditions, by their very nature they involve inherent risks and uncertainties. Although these statements are based on information currently available to the Company, the Company provides no assurance that actual results will meet management’s expectations. Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information. Forward looking information in this news release includes, but is not limited to, the Company’s intentions regarding its objectives, goals or future plans and statements. Factors that could cause actual results to differ materially from such forward-looking information include, but are not limited to: the ability to predict and counteract the effects of COVID-19 on the business of the Company, including but not limited to the effects of COVID-19 on the price of commodities, capital market conditions, restriction on labour and international travel and supply chains; failure to identify mineral resources; failure to convert estimated mineral resources to reserves; the inability to complete a feasibility study which recommends a production decision; the preliminary nature of metallurgical test results; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; political risks; changes in equity markets; uncertainties relating to the availability and costs of financing needed in the future; the inability of the Company to budget and manage its liquidity in light of the failure to obtain additional financing, including the ability of the Company to complete the payments pursuant to the terms of the agreement to acquire the Bunker Hill Mine Complex; inflation; changes in exchange rates; fluctuations in commodity prices; delays in the development of projects; capital, operating and reclamation costs varying significantly from estimates and the other risks involved in the mineral exploration and development industry; and those risks set out in the Company’s public documents filed on SEDAR. Although the Company believes that the assumptions and factors used in preparing the forward-looking information in this news release are reasonable, undue reliance should not be placed on such information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.